Exhibit (c)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form N-2 (No. 333-276304) of Western Asset Global High Income Fund Inc. of our report dated July 22, 2025, relating to the financial statements and financial highlights, which appears in this form N-CSR.

Baltimore, Maryland

July 22, 2025